SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
            October 6, 1997 (September 24, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions, except a finder's fee of 12% was paid to Select Capital Advisors, Inc. in connection with the sale of certain convertible debentures. The registrant did not publicly offer any securities.

     (a) As of September 24, 1997, 100,000 shares were issued to Vince Aballini in connection with a certain financing arrangement evidenced by a $150,000 promissory note.

     (b) As of September 24, 1997, 50,000 shares were issued to B. Benedet Holdings Inc. in connection with a certain financing arrangement evidenced by a $150,000 promissory note.

     (c) As of September 24, 1997, 600,000 shares were issued to Brent L, Wipp upon conversion of a $101,818.18 convertible promissory note.

     (d) As of September 24, 1997, 900,000 shares were issued to World Technological Supply Inc. upon conversion of its $152,727.27 convertible promissory note.

     (e) As of September 24, 1997, 421,053 shares were issued to Dayton Park, L.L.C. upon conversion of an $80,000 convertible promissory note.

     (f) As of September 26, 1997, 2,500,000 shares were issued to X.T.C. Investments Ltd./Centrum Bank Vaduz pursuant to a certain financing arrangement evidenced by a $500,000, with 1,500,000 shares pledged as security and 1,000,000 shares paid as a fee.

     (g) As of September 30, 1997, 500,000 shares were issued to Enrique Denegri upon conversion of a $125,000 convertible debenture.

     (h) As of September 30, 400,000 shares were issued to Alfredo H. Maniotti upon partial conversion of $100,000 of a $125,000 convertible debenture.

     (i) As of October 6, 1997,,250,000 shares were issued to Reg S intercontinental Investments Ltd. upon conversion of a $62,500 convertible debenture.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By:  /s/Robert C. Silzer, Jr.

Dated: October 6,1997    Robert C. Silzer, Jr.
                         Executive Vice President

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